SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2003

CNL HOSPITALITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5. Other Events and Required FD Disclosure.

        Reference is made to the press release dated July 10, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits.

                 Exhibit No. 99.1 Press Release dated July 10, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 10, 2003	CNL HOSPITALITY PROPERTIES, INC. By: /s/ Thomas J. Hutchison, III —————————————— THOMAS J. HUTCHISON III, Chief Executive Officer

EXHIBIT INDEX

Exhibit	No. 99.1. Press Release dated July 10, 2003.

[GRAPHIC OMITTED]

CNL Hospitality Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 650-1510 (800) 522-3863 fax (407) 650-1085 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release
July 10, 2003

CNL Hospitality Completes Acquisition of RFS Hotel Investors

CNL Strengthens Position as One of Nation’s Largest and Most Diversified Lodging REITs

ORLANDO, FL – CNL Hospitality Properties, Inc. (“CNL”), an Orlando-based real estate investment trust (REIT), today announced that it has completed its previously announced acquisition of RFS Hotel Investors, Inc. (“RFS”), a REIT based in Memphis, TN [NYSE: RFS]. CNL, through its subsidiaries, has acquired the RFS hotel portfolio for approximately $383 million in cash ($12.35 per share of RFS common stock), and will be responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million), for total consideration of approximately $701 million. The merger was approved on July 8, 2003 by the affirmative vote of the holders of approximately 65 percent of the outstanding RFS shares.

“Acquiring RFS is an important milestone in our long-term investment strategy to build a strong, diverse portfolio, and deliver consistent returns to our investors,” said Thomas J. Hutchison III, Chief Executive Officer of CNL Hospitality Properties, Inc. “We are pleased to have completed the transaction, and look forward to having the RFS hotel portfolio become part of CNL.”

About CNL Hospitality Properties, Inc.

CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc. and now owns interests in a portfolio of 121 hotels with more than 25,000 rooms in 37 states with 19 nationally recognized hotel brands. Major properties include the 950-room JW Marriott Desert Ridge Resort & Spa (AZ); the 1,310-room Waikiki Beach Marriott Resort (HI); the 498-room Courtyard Philadelphia Downtown (PA); the 630-room Doubletree Crystal City (VA); and the 500-room Hilton Miami Airport (FL). Leading brands include JW Marriott®, Courtyard®, Marriott® Hotels, Resorts and Suites, Residence Inn®, SpringHill Suites®, TownePlace Suites®, Fairfield Inn®, Renaissance®, Hilton®, Doubletree®, Hampton Inn®, Embassy Suites®, Hyatt® and

-More-

CNL Completes Acquisition of RFS Hotel Investors, 2

Sheraton®.     Headquartered in Orlando, CNL Financial Group, Inc. is one of the nation’s largest privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have more than $6.5 billion in assets, representing more than 1,800 properties and 1,000 mortgage loans in 49 states. For additional information, please visit www.cnlonline.com.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.